Exhibit 4.8

EXECUTION COPY

CABELA’S INCORPORATED
CABELA’S CATALOG, INC.
CABELA’S RETAIL, INC.
CABELA’S OUTDOOR ADVENTURES, INC.
CABELAS.COM, INC.
CABELA’S WHOLESALE, INC.
CABELA’S VENTURES, INC.
WILD WINGS, LLC
CABELA’S LODGING, LLC
VAN DYKE SUPPLY COMPANY, INC.
CABELA’S MARKETING AND BRAND MANAGEMENT, INC.
CABELA’S RETAIL LA, LLC
CABELA’S TROPHY PROPERTIES, LLC
ORIGINAL CREATIONS, LLC
CABELA’S RETAIL TX, L.P.
CABELA’S RETAIL GP, LLC
LEGACY TRADING COMPANY
CRLP, LLC
CABELA’S RETAIL MO, LLC
CABELA’S RETAIL IL, INC.

SECOND SUPPLEMENT TO NOTE PURCHASE AGREEMENT

Dated as of January 16, 2008

Re:	$57,000,000 7.20% SERIES 2008-A SENIOR NOTES
DUE JANUARY 16, 2018

CABELA’S INCORPORATED
CABELA’S CATALOG, INC.
CABELA’S RETAIL, INC.
CABELA’S OUTDOOR ADVENTURES, INC.
CABELAS.COM, INC.
CABELA’S WHOLESALE, INC.
CABELA’S VENTURES, INC.
WILD WINGS, LLC
CABELA’S LODGING, LLC
VAN DYKE SUPPLY COMPANY, INC.
CABELA’S MARKETING AND BRAND MANAGEMENT, INC.
CABELA’S RETAIL LA, LLC
CABELA’S TROPHY PROPERTIES, LLC
ORIGINAL CREATIONS, LLC
CABELA’S RETAIL TX, L.P.
CABELA’S RETAIL GP, LLC
LEGACY TRADING COMPANY
CRLP, LLC
CABELA’S RETAIL MO, LLC
CABELA’S RETAIL IL, INC.

Dated as of
January 16, 2008

To the Purchaser(s) named in
Schedule A hereto

Ladies and Gentlemen:

     This Second Supplement to Note Purchase Agreement (the “Second Supplement”) is among (i) CABELA’S INCORPORATED, a Delaware corporation (the “Company”), (ii) CABELA’S CATALOG, INC., a Nebraska corporation (“Catalog”), (iii) CABELA’S RETAIL, INC., a Nebraska corporation (“Retail”), (iv) CABELA’S OUTDOOR ADVENTURES, INC., a Nebraska corporation (“Adventures”), (v) CABELAS.COM, INC., a Nebraska corporation (“Cabelas.com”), (vi) CABELA’S WHOLESALE, INC., a Nebraska corporation (“Wholesale”), (vii) CABELA’S VENTURES, INC., a Nebraska corporation (“Ventures”), (viii) WILD WINGS, LLC, a Minnesota limited liability company (“Wild Wings”), (ix) CABELA’S LODGING, LLC, a Nebraska limited liability company (“Lodging”), (x) VAN DYKE SUPPLY COMPANY, INC., a South Dakota corporation (“Van Dyke”), (xi) CABELA’S MARKETING AND BRAND MANAGEMENT, INC., a Nebraska corporation (“Marketing”), (xii) CABELA’S RETAIL LA, LLC, a Nebraska limited liability company (“Retail LA”), (xiii) CABELA’S TROPHY PROPERTIES, LLC, a Nebraska limited liability company (“Trophy”), (xiv) ORIGINAL CREATIONS, LLC, a Minnesota limited liability company (“Creations”), (xv) CABELA’S RETAIL TX, L.P., a Nebraska limited partnership (“Retail TX”), (xvi) CABELA’S RETAIL GP, LLC, a Nebraska limited liability company (“Retail GP”), (xvii) LEGACY TRADING COMPANY, a South Dakota corporation (“Legacy”), (xviii) CRLP, LLC, a Nebraska limited liability company (“CRLP”), (xix) Cabela’s Retail MO, LLC, a Nebraska limited liability company (“Retail MO”), and (xx) Cabela’s Retail IL, Inc., an Illinois corporation (“Retail Illinois,” and, together with the Company, Catalog, Retail, Adventures, Cabelas.com, Wholesale, Ventures, Wild Wings, Lodging, Van Dyke, Marketing, Retail LA, Trophy, Creations, Retail TX, Retail GP, Legacy, CRLP and Retail MO are individually referred to as an “Obligor” and collectively as the “Obligors”) and the institutional investors named on Schedule A attached hereto (the “Purchasers”).

     Reference is hereby made to the Note Purchase Agreements dated as of February 27, 2006 as amended and supplemented by the Amendment No. 1 to the Note Purchase Agreements dated June 15, 2007 and the First Supplement dated as of June 15, 2007 (the “First Supplement”) (together, the “Note Purchase Agreement”) among the Obligors and the purchasers listed on Schedule A thereto. All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement. Reference is further made to Section 4.13 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Obligors and each Additional Purchaser shall execute and deliver a Supplement.

     Each Obligor hereby jointly and severally agrees with the Purchasers as follows:

     Section 1. Each Obligor has authorized the issue and sale of $57,000,000 aggregate principal amount of its 7.20% Series 2008-A Senior Notes due January 16, 2018 (the “Series 2008-A Notes”). The Series 2008-A Notes, together with the Series 2006-A Notes initially issued pursuant to the Note Purchase Agreement and the Series 2007-A Notes issued under the First Supplement and each series of Additional Notes which may from time to time hereafter be issued pursuant to the provisions of Section 2.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of the Note Purchase Agreement). The Series 2008-A Notes shall be substantially in the form set out in Exhibit 1 hereto with such changes therefrom, if any, as may be approved by the Purchasers and the Obligors.

     Section 2. Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Obligors agree to issue and sell to each Purchaser, and each Purchaser agrees to purchase from the Obligors, Series 2008-A Notes in the principal amount set forth opposite such Purchaser’s name on Schedule A hereto at a price of 100% of the principal amount thereof on the closing date hereafter mentioned.

     Section 3. The sale and purchase of the Series 2008-A Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 A.M. Chicago time, at a closing (the “Closing”) on January 16, 2008 or on such other Business Day thereafter on or prior to January 18, 2008 as may be agreed upon by the Company and the Purchasers. At the Closing, the Obligors will deliver to each Purchaser the Series 2008-A Notes to be purchased by such Purchaser in the form of a single Series 2008-A Note (or such greater number of Series 2008-A Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Obligors or their order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 149401303867 at US Bank, 233 South 13th Street, Lincoln, Nebraska 68508, ABA No. 104000029, Swift Code: USBKUS44IMT, Account Name: Cabela’s Inc. If, at the Closing, the Obligors shall fail to tender such Series 2008-A Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

     Section 4. The obligation of each Purchaser to purchase and pay for the Series 2008-A Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to the Closing, of the conditions set forth in Section 4 of the Note Purchase Agreement with respect to the Series 2008-A Notes to be purchased at the Closing, and to the following additional conditions:

     (a) Except as supplemented, amended or superceded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Obligors set forth in Section 5 of the Note Purchase Agreement shall be correct as of the date of Closing and the Obligors shall have delivered to each Purchaser an Officer’s Certificate, dated the date of the Closing certifying that such condition has been fulfilled.

     (b) Contemporaneously with the Closing, the Obligors shall sell to each Purchaser, and each Purchaser shall purchase, the Series 2008-A Notes to be purchased by such Purchaser at the Closing as specified in Schedule A.

     Section 5. Required Prepayments. On January 16, 2012 and on each January 16 thereafter to and including January 16, 2017 the Obligors will prepay $8,142,857 principal amount (or such lesser principal amount as shall then be outstanding) of the Series 2008-A Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Series 2008-A Notes pursuant to section 6 the principal amount of each required prepayment of the Series 2008-A Notes becoming due under this Section 5 on and after the date of prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series 2008-A Notes is reduced as the result of such prepayment.

     Section 6. Optional Prepayments with Make-Whole Amount. The Obligors may, at their option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Series 2008-A Notes, in an amount not less than 5% of the aggregate principal amount of the Series 2008-A Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Series 2008-A Notes written notice of each optional prepayment under this Section 6 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Series 2008-A Notes to be prepaid on such date, the principal amount of each Series 2008-A Note held by such holder to be prepaid (determined in accordance with Section 7 of this Second Supplement), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Series 2008-A Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     Section 7. Allocation of Partial Prepayments for Series 2008-A Notes. In the case of each partial prepayment of the Series 2008-A Notes pursuant to Section 5 and Section 6 of this Second Supplement, the principal amount of the Series 2008-A Notes to be prepaid shall be allocated among all of the Series 2008-A Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

     Section 8. Maturity; Surrender, etc. In the case of each prepayment of Series 2008-A Notes pursuant to Section 5 and Section 6 of this Second Supplement the principal amount of each Series 2008-A Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Obligors shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Series 2008-A Note paid or prepaid in full shall be surrendered to the Obligors and cancelled and shall not be reissued, and no Series 2008-A Note shall be issued in lieu of any prepaid principal amount of any Series 2008-A Note.

     Section 9. Purchase of Series 2008-A Notes. The Obligors will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Series 2008-A Notes except upon the payment or prepayment of the Series 2008-A Notes in accordance with the terms of the Note Purchase Agreement and the Series 2008-A Notes. The Obligors will promptly cancel all Series 2008-A Notes acquired by them or any Affiliate pursuant to any payment, prepayment or purchase of Series 2008-A Notes pursuant to any provision of the Note Purchase Agreement and no Series 2008-A Notes may be issued in substitution or exchange for any such Series 2008-A Notes.

     Section 10. Make-Whole Amount. The term “Make-Whole Amount” means, with respect to any Series 2008-A Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series 2008-A Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

     “Called Principal” means, with respect to any Series 2008-A Note, the principal of such Series 2008-A Note that is to be prepaid pursuant to Section 6 of this Second Supplement or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the Note Purchase Agreement, as the context requires.

     “Discounted Value” means, with respect to the Called Principal of any Series 2008-A Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series 2008-A Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

     “Reinvestment Yield” means, with respect to the Called Principal of any Series 2008-A Note, .50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In the case of determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Series 2008-A Note.

     “Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     “Remaining Scheduled Payments” means, with respect to the Called Principal of any Series 2008-A Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series 2008-A Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 6 of this Second Supplement or Section 12.1 of the Note Purchase Agreement.

     “Settlement Date” means, with respect to the Called Principal of any Series 2008-A Note, the date on which such Called Principal is to be prepaid pursuant to Section 6 of this Second Supplement or has become or is declared to be immediately due and payable pursuant to Section 12.1 of the Note Purchase Agreement, as the context requires.

     Section 11. Each Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are true and correct on the date hereof with respect to the purchase of the Series 2008-A Notes by such Purchaser.

     Section 12. The Obligors and each Purchaser agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if such Purchaser were an original signatory to the Note Purchase Agreement.

     The execution hereof shall constitute a contract between the Obligors and the Purchasers for the uses and purposes hereinabove set forth, and this agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

CABELA’S INCORPORATED
CABELA’S CATALOG, INC.
CABELA’S RETAIL, INC.
CABELA’S OUTDOOR ADVENTURES, INC.
CABELAS.COM, INC.
CABELA’S WHOLESALE, INC.
CABELA’S VENTURES, INC.
WILD WINGS, LLC
CABELA’S LODGING, LLC
CABELA’S MARKETING AND BRAND
MANAGEMENT, INC.
CABELA’S RETAIL LA, LLC
ORIGINAL CREATIONS, LLC
CABELA’S TROPHY PROPERTIES, LLC
CABELA’S RETAIL GP, LLC
LEGACY TRADING COMPANY
CRLP, LLC
CABELA’S RETAIL MO, LLC
CABELA’S RETAIL IL, INC.

By:	/s/ Ralph Castner
Name: Ralph W. Castner
Title: Vice President, CFO, Secretary or
Treasurer

CABELA’S RETAIL TX, L.P.

By: Cabela’s Retail GP, LLC
Its: General Partner

By:	/s/ Ralph Castner
Name: Ralph W. Castner
Title: Secretary and Treasurer

VAN DYKE SUPPLY COMPANY, INC.

By:	/s/ Jeff Jung
Name: Jeff Jung
Title: Secretary and Treasurer

Accepted as of January 16, 2008

THE PRUDENTIAL INSURANCE COMPANY OF
AMERICA

By:	/s/ G. Anthony Coletta
Name: G. Anthony Coletta
Title: Vice President

Accepted as of January 16, 2008

PRUDENTIAL RETIREMENT INSURANCE AND
ANNUITY COMPANY

By:	Prudential Investment Management, Inc.,
as investment manager

	By:	/s/ G. Anthony Coletta
Name: G. Anthony Coletta
Title: Vice President

Accepted as of January 16, 2008

ZURICH AMERICAN INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors,
Inc. (as its General Partner)

	By:	/s/ G. Anthony Coletta
Name: G. Anthony Coletta
Title: Vice President

Accepted as of January 16, 2008

UNIVERSAL PRUDENTIAL ARIZONA
REINSURANCE COMPANY

By:	Prudential Investment Management, Inc.
as investment manager

	By:	/s/ G. Anthony Coletta
Name: G. Anthony Coletta
Title: Vice President

Accepted as of January 16, 2008

LIFE INVESTORS INSURANCE COMPANY OF
AMERICA

By:	/s/ Debra R. Thompson
Name: Debra R. Thompson
Title: Vice President

Accepted as of January 16, 2008

TRANSAMERICA LIFE INSURANCE COMPANY

By:	/s/ Debra R. Thompson
Name: Debra R. Thompson
Title: Vice President

Accepted as of January 16, 2008

TRANSAMERICA FINANCIAL LIFE INSURANCE
COMPANY

By:	/s/ Debra R. Thompson
Name: Debra R. Thompson
Title: Vice President

Accepted as of January 16, 2008

SYMETRA LIFE INSURANCE COMPANY, a
Washington corporation

By:	Principal Global Investors, LLC, a
Delaware limited liability company, its
Authorized Signatory

	By:	/s/ Colin Pennycooke
Name: Colin Pennycooke
Title: Counsel

	By:	/s/ James C. Fifield
Name: James C. Fifield, Assistant
General Counsel

Accepted as of January 16, 2008

LIFE INSURANCE COMPANY OF THE SOUTHWEST

By:	/s/ R. Scott Higgins
	Name:	R. Scott Higgins
	Title:	Vice President
Sentinel Asset Management

Accepted as of January 16, 2008

ASSURITY LIFE INSURANCE COMPANY

By:	/s/ Victor Weber
	Name:	Victor Weber
	Title:	Senior Director - Investments

INFORMATION RELATING TO PURCHASERS

PRINCIPAL AMOUNT OF
SERIES 2008-A NOTES
NAME AND ADDRESS OF PURCHASER	NOTES TO BE PURCHASED

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$9,750,000
c/o Prudential Capital Group	$5,000,000
Two Prudential Plaza
180 North Stetson, Suite 5600
Chicago, IL 60601-6716
Attention: Managing Director

Payments

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Account Name: Prudential Managed Portfolio
Account No.: P86188 (please do not include spaces) (in the case of payments on account of the Note originally issued in the
principal amount of $9,750,000)

Account Name: Privest Plus
Account No.: P86288 (please do not include spaces) (in the case of payments on account of the Note originally issued in the
principal amount of $5,000,000)

JPMorgan Chase Bank
New York, NY
ABA No.: 021-000-021

Each such wire transfer shall set forth the name of the Company, a reference to “Cabela’s Incorporated et al, 7.20% Senior Notes due January 16, 2018, Security No. INV10673, PPN 12681# AC1” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

SCHEDULE A
(to Second Supplement)

Notices

All notices with respect to payments, and written confirmation of each such payment, to be addressed to:

The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, New Jersey 07102-4077
Attention: Manager, Billings and Collections

Recipient of telephonic prepayment notices:

Manager, Trade Management Group
Telephone: (973) 367-3141
Facsimile: (888) 889-3832

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 22-1211670

PRINCIPAL AMOUNT OF
SERIES 2008-A NOTES
NAME AND ADDRESS OF PURCHASER	NOTES TO BE PURCHASED

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY	$4,800,000
COMPANY
c/o Prudential Capital Group
Two Prudential Plaza
180 North Stetson, Suite 5600
Chicago, IL 60601-6716
Attention: Managing Director

Payments

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
New York, NY
ABA No.: 021000021

Account Name: PRIAC - SA - New York Carpenters - Privates
Account No. P86337 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to “Cabela’s Incorporated et al, 7.20% Senior Notes due January 16, 2018, Security No. INV10673, PPN 12681# AC1” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Notices

All notices with respect to payments, and written confirmation of each such payment, to be addressed to:

Prudential Retirement Insurance and Annuity Company
c/o Prudential Investment Management, Inc.
Private Placement Trade Management
PRIAC Administration
Gateway Center Four, 7th Floor
100 Mulberry Street
Newark, New Jersey 07102
Telephone: (973) 802-8107
Facsimile: (888) 889-3832

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 06-1050034

PRINCIPAL AMOUNT OF
SERIES 2008-A NOTES
NAME AND ADDRESS OF PURCHASER	NOTES TO BE PURCHASED

ZURICH AMERICAN INSURANCE COMPANY	$3,350,000
Prudential Private Placement Investors, L.P.
c/o Prudential Capital Group
Two Prudential Plaza
180 North Stetson, Suite 5600
Chicago, IL 60601-6716
Attention: Managing Director

Payments

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Hare & Co.
c/o The Bank of New York
ABA No.: 021-000-018
BNF: IOC566
Attn: William Cashman
Ref: ZAIC Private Placements #399141

Each such wire transfer shall set forth the name of the Company, a reference to “Cabela’s Incorporated et al, 7.20% Senior Notes due January 16, 2018, Security No. INV10673, PPN 12681# AC1” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Notices

All notices with respect to payments, and written confirmation of each such payment, to be addressed to:

Zurich North America
Attn: Treasury T1-19
1400 American Lane
Schaumburg, IL 60196-1056

Contact: Mary Fran Callahan, Vice President-Treasurer
Telephone: (847) 605-6447
Facsimile: (847) 605-7895
E-mail: mary.callahan@zurichna.com

Name of Nominee in which Notes are to be issued: Hare & Co.

Taxpayer I.D. Number: 13-6062916

PRINCIPAL AMOUNT OF
SERIES 2008-A NOTES
NAME AND ADDRESS OF PURCHASER	NOTES TO BE PURCHASED

UNIVERSAL PRUDENTIAL ARIZONA REINSURANCE	$2,100,000
COMPANY
c/o Prudential Capital Group
Two Prudential Plaza
180 North Stetson, Suite 5600
Chicago, IL 60601-6716
Attention: Managing Director

Payments

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
New York, NY
ABA No.: 021-000-021
Account No. P86393 (please do not include spaces)
Account Name: UPARC PLAZ Trust 2 - Privates

Each such wire transfer shall set forth the name of the Company, a reference to “Cabela’s Incorporated et al, 7.20% Senior Notes due January 16, 2018, Security No. INV10673, PPN 12681# AC1” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Notices

All notices with respect to payments, and written confirmation of each such payment, to be addressed to:

Universal Prudential Arizona Reinsurance Company
c/o The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, New Jersey 07102-4077
Attention: Manager, Billings and Collections

Recipient of telephonic prepayment notices:

Manager, Trade Management Group
Telephone: (973) 367-3141
Facsimile: (888) 889-3832

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 41-2214052

PRINCIPAL AMOUNT OF
SERIES 2008-A NOTES
NAME AND ADDRESS OF PURCHASER	NOTES TO BE PURCHASED

LIFE INVESTORS INSURANCE COMPANY OF AMERICA	$7,500,000
c/o AEGON USA Investment Management, LLC
4333 Edgewood Road N.E.
Cedar Rapids, Iowa 52499-5335
Attention: Director of Private Placements
Phone: (319) 355-2432
Fax: (319) 355-2666

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Cabela’s Incorporated et al, 7.20% Senior Notes due January 16, 2018, PPN 12681# AC1, principal, premium or interest”) to:

Citibank, N.A.
111 Wall Street
New York, New York 10043
ABA #021000089
DDA #36218394
Custody Account No. 851295
FC LIICA FMD3 01

Notices

All notices and confirmation of PAYMENT information with respect to the Notes should be sent to:

Email: paymentnotifications@aegonusa.com
AEGON USA Investment Management, LLC
Attention: Custody Operations-Privates
4333 Edgewood Road N.E.
Cedar Rapids, Iowa 52499-7013

All other notices and communications (including financials, legal and prepayment) to be addressed to:

Routine correspondence and reporting:

AEGON USA Investment Management, LLC
Attention: Debbie Thompson - Private Corporate Finance
400 West Market Street, 10th Floor
Louisville, Kentucky 40202
Phone: (502) 560-2961
Fax: (502) 560-2030
Email: drthompson@aegonusa.com

and

AEGON USA Investment Management, LLC
Attention: Director of Private Placements
4333 Edgewood Road N.E.
Cedar Rapids, Iowa 52499-5335
Phone: (319) 355-2432
Fax: (319) 369-2666

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 42-0191090

PRINCIPAL AMOUNT OF
SERIES 2008-A NOTES
NAME AND ADDRESS OF PURCHASER	NOTES TO BE PURCHASED

TRANSAMERICA LIFE INSURANCE COMPANY	$5,000,000
c/o AEGON USA Investment Management, LLC
4333 Edgewood Road N.E.
Cedar Rapids, Iowa 52499-5335
Attention: Director of Private Placements
Phone: (319) 355-2432
Fax: (319) 355-2666

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Cabela’s Incorporated et al, 7.20% Senior Notes due January 16, 2018, PPN 12681# AC1, principal, premium or interest”) to:

Citibank, N.A.
111 Wall Street
New York, NY 10043
ABA #021000089
DDA Account #36218394
Custody Account No. 851242
FC TLIC – IND1 07

Notices

All notices and confirmation of PAYMENT information with respect to the Notes should be sent to:

Email: paymentnotifications@aegonusa.com
AEGON USA Investment Management, LLC
Attention: Custody Operations-Privates
4333 Edgewood Road N.E.
Cedar Rapids, Iowa 52499-7013

All other notices and communications (including financials, legal and prepayment) to be addressed to:

Routine correspondence and reporting:

AEGON USA Investment Management, LLC
Attention: Debbie Thompson - Private Corporate Finance
400 West Market Street, 10th Floor
Louisville, Kentucky 40202
Phone: (502) 560-2961
Fax: (502) 560-2030
Email: drthompson@aegonusa.com

and

AEGON USA Investment Management, LLC
Attention: Director of Private Placements
4333 Edgewood Road N.E.
Cedar Rapids, Iowa 52499-5335
Phone: (319) 355-2432
Fax: (319) 355-2666

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 39-0989781

PRINCIPAL AMOUNT OF
SERIES 2008-A NOTES
NAME AND ADDRESS OF PURCHASER	NOTES TO BE PURCHASED

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY	$2,500,000
c/o AEGON USA Investment Management, LLC
4333 Edgewood Road N.E.
Cedar Rapids, Iowa 52499-5335
Attention: Director of Private Placements
Phone: (319) 355-2432
Fax: (319) 355-2666

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Cabela’s Incorporated et al, 7.20% Senior Notes due January 16, 2018, PPN 12681# AC1, principal, premium or interest”) to:

Bank of New York
ABA # 021000018
IOC566
FC TFLIC – EQG2 10

Notices

All notices and confirmation of PAYMENT information with respect to the Notes should be sent to:

Email: paymentnotifications@aegonusa.com
AEGON USA Investment Management, LLC
Attention: Custody Operations-Privates
4333 Edgewood Road N.E.
Cedar Rapids, Iowa 52499-7013

All other notices and communications (including financials, legal and prepayment) to be addressed to:

Routine correspondence and reporting:

AEGON USA Investment Management, LLC
Attention: Debbie Thompson - Private Corporate Finance
400 West Market Street, 10th Floor
Louisville, Kentucky 40202
Phone: (502) 560-2961
Fax: (502) 560-2030
Email: drthompson@aegonusa.com

and

AEGON USA Investment Management, LLC
Attention: Director of Private Placements
4333 Edgewood Road N.E.
Cedar Rapids, Iowa 52499-5335
Phone: (319) 355-2432
Fax: (319) 355-2666

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 36-6071399

PRINCIPAL AMOUNT OF
SERIES 2008-A NOTES
NAME AND ADDRESS OF PURCHASER	NOTES TO BE PURCHASED

SYMETRA LIFE INSURANCE COMPANY	$7,000,000
c/o Principal Global Investors, LLC
711 High Street
Des Moines, Iowa 50392-0800
Attention: Fixed Income Private Placements

Payments

All payments on or in respect of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

The Bank of New York
ABA #021-000-018
BNF: IOC566
F/A/O Symetra Life – LTD Maturity #196
Account #318572
Attention: P & I Department
Attention: (PPN 12681# AC1 - Cabela’s Incorporated et al, 7.20% Senior Notes due January 16, 2018)

With sufficient information (including interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds.

All notices to:

Symetra Life Insurance Company
c/o Principal Global Investors, LLC
711 High Street, G-26
Des Moines, Iowa 50392-0800
Attention: Fixed Income Private Placements

and via Email: Privateplacements2@exchange.principal.com

With a copy of any notices related to scheduled payments, prepayments, rate reset notices to:

Symetra Life Insurance Company
c/o Principal Global Investors, LLC
711 High Street
Des Moines, Iowa 50392-0960
Attention: Investment Accounting Fixed Income Securities

Name of Nominee in which Notes are to be issued: HARE & CO

Taxpayer I.D. Number: 91-074217

PRINCIPAL AMOUNT OF
SERIES 2008-A NOTES
NAME AND ADDRESS OF PURCHASER	NOTES TO BE PURCHASED

SYMETRA LIFE INSURANCE COMPANY	$3,000,000
c/o Principal Global Investors, LLC
711 High Street
Des Moines, Iowa 50392-0800
Attention: Fixed Income Private Placements

Payments

All payments on or in respect of the Notes to be made by 12:00 noon (New York City time) by wire transfer of immediately available funds to:

ABA #021000021
JPMorgan Chase
For Acct: Funds Clearance
Account: 9009002859
Attention: (PPN 12681# AC1 - Cabela’s Incorporated et al, 7.20% Senior Notes due January 16, 2018)
Symetra Life – Annuities/AFS #P21158

With sufficient information (including interest rate, maturity date, interest amount, principal amount and premium amount, if applicable) to identify the source and application of such funds.

All notices to:

Symetra Life Insurance Company
c/o Principal Global Investors, LLC
711 High Street, G-26
Des Moines, Iowa 50392-0800
Attention: Fixed Income Private Placements

and via Email: Privateplacements2@exchange.principal.com

With a copy of any notices related to scheduled payments, prepayments, rate reset notices to:

Symetra Life Insurance Company
c/o Principal Global Investors, LLC
711 High Street
Des Moines, Iowa 50392-0960
Attention: Investment Accounting Fixed Income Securities

Name of Nominee in which Notes are to be issued: Cudd & Co.

Taxpayer I.D. Number: 91-074217

PRINCIPAL AMOUNT OF
SERIES 2008-A NOTES
NAME AND ADDRESS OF PURCHASER	NOTES TO BE PURCHASED

LIFE INSURANCE COMPANY OF THE SOUTHWEST	$5,000,000
c/o National Life Insurance Company
One National Life Drive
Montpelier, Vermont 05604
Attention: Private Placements
Fax Number: (802) 223-9332
E-mail: shiggins@nationallife.com

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Cabela’s Incorporated et al, 7.20% Senior Notes due January 16, 2018, PPN 12681# AC1, principal, premium or interest”) to:

J.P. Morgan Chase & Co.
New York, New York 10010
ABA #021000021
Account Number 910-2-754349

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 75-0953004

PRINCIPAL AMOUNT OF
SERIES 2008-A NOTES
NAME AND ADDRESS OF PURCHASER	NOTES TO BE PURCHASED

ASSURITY LIFE INSURANCE COMPANY	$2,000,000
4000 Pine Lake Road
P.O. Box 82533
Lincoln, Nebraska 68501-2533

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Cabela’s Incorporated et al, 7.20% Senior Notes due January 16, 2018, PPN 12681# AC1, principal, premium or interest”) to:

US Bank National Association
13th and M Street
Lincoln, Nebraska 68508
ABA #104000029

Account of: Assurity Life Insurance Company
General Fund Account: 1-494-0092-9092

All notices and communications including notices of payments on or in respect of the Notes and written confirmation of each such payment to be addressed to:

Assurity Life Insurance Company
4000 Pine Lake Road
Lincoln, Nebraska 68516
Attention: Investment Division
Fax: (402) 458-2170
Phone: (402) 437-3682

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 38-1843471

SUPPLEMENTAL REPRESENTATIONS

     Each Obligor represents and warrants to each Purchaser that except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement is true and correct as of the date hereof with respect to the Series 2008-A Notes with the same force and effect as if each reference to “Series 2006-A Notes” set forth therein was modified to refer the “Series 2008-A Notes” and each reference to “this Agreement” therein was modified to refer to the Note Purchase Agreement as amended and supplemented from time to time including the Second Supplement. The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which are supplemented hereby:

     Section 5.3. Disclosure. The Obligors, through their agent, SPP Capital Partners, LLC, have delivered to each Purchaser a copy of a Confidential Direct Placement Memorandum dated December 2007 (the “Memorandum), and provided supplemental information and documentation pursuant to Purchaser’s due diligence review specifically relating to the transactions contemplated by the Second Supplement. The Note Purchase Agreement, the Memorandum, the documents, certificates or other writings delivered to each Purchaser by or on behalf of the Obligors in connection with the transactions contemplated by the Note Purchase Agreement and the Second Supplement and the financial statements listed in Schedule 5.5 to the Second Supplement, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since September 30, 2007, there has been no change in the financial condition, operations, business, properties or prospects of the Obligors or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     Section 5.4. Organization and Ownership of Shares of Subsidiaries. (a) Schedule 5.4 to the Second Supplement contains (except as noted therein) complete and correct lists of the Subsidiaries, and showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Obligors and each other Subsidiary.

     Section 5.13. Private Offering by the Company. Neither the Obligors nor anyone acting on their behalf has offered the Series 2008-A Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 16 other Institutional Investors, each of which has been offered the Series 2008-A Notes at a private sale for investment. Neither the Obligors nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

EXHIBIT A
(to Second Supplement)

     Section 5.14. Use of Proceeds; Margin Regulations. The Obligors will apply the proceeds of the sale of the Series 2008-A Notes to repay existing indebtedness and for general corporate or limited liability company purposes. No part of the proceeds from the sale of the Series 2008-A Notes pursuant to the Second Supplement will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 222), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Obligors in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

     Section 5.15. Existing Debt; Future Liens. (a) Schedule 5.15 to the Second Supplement sets forth a complete and correct list of all outstanding Debt of the Obligors and the Subsidiaries as of December 15, 2007 since which date there has been no Material change in the amounts (except for the outstanding amounts owed to the Banks under the Credit Agreement, described in Schedule 5.15), interest rates, sinking funds, installment payments or maturities of the Debt of the Obligors or the Subsidiaries. No Obligor nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of any Obligor or such Subsidiary and no event or condition exists with respect to any Debt of any Obligor or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

A-2
(to Second Supplement)

SUBSIDIARIES AND AFFILIATES OF EACH OBLIGOR AND
OWNERSHIP OF SUBSIDIARY AND AFFILIATE STOCK

I.		Subsidiaries which are 100% owned Cabela’s Incorporated:

			JURISDICTION OF	NO. OF SHARES HELD BY
		SUBSIDIARY	ORGANIZATION	CABELA’S INCORPORATED
	A.	Cabela’s Retail, Inc.	Nebraska	10,000
	B.	Van Dyke Supply Company, Inc.	South Dakota	1,000
	C.	Cabela’s Ventures, Inc.	Nebraska	10,000
	D.	Cabela’s Outdoor Adventures, Inc.	Nebraska	10,000
	E.	Cabela’s Catalog, Inc.	Nebraska	10,000
	F.	Cabela’s Wholesale, Inc.	Nebraska	10,000
	G.	Cabela’s Marketing and Brand	Nebraska	10,000
		Management, Inc.
	H.	Cabelas.com, Inc.	Nebraska	10,000
	I.	Cabela’s Hong Kong, Limited	Hong Kong SAR	10,000
	J.	Cabela’s Retail Canada Inc.	Nova Scotia	1
	K.	World’s Foremost Bank*	Nebraska Chartered	20,550
			Bank
II.		Subsidiaries which are 100% owned by Cabela’s Retail, Inc.:
	A.	Wild Wings, LLC	Minnesota	100% of Units
	B.	Cabela’s Retail GP, LLC	Nebraska	100% of Units
	C.	CRLP, LLC	Nebraska	100% of Units

SCHEDULE 5.4
(to Second Supplement)

	D.	Cabela’s Retail LA, LLC	Nebraska	100% of Units
	E.	Cabela’s Retail MO, LLC	Nebraska	100% of Units
	F.	Cabela’s Retail IL, Inc.	Illinois	10,000
III.		Subsidiary which is 100% owned by Cabela’s Ventures, Inc.:
	A.	Cabela’s Lodging, LLC	Nebraska	100% of Units
IV.		Subsidiary which is 100% owned by Van Dyke Supply Company, Inc.:
	A.	Original Creations, LLC	Minnesota	100% of Units
	B.	Legacy Trading Company	South Dakota	100% of Shares
V.		Subsidiary which is 100% owned by Cabela’s Outdoor Adventures, Inc.:
	A.	Cabela’s Trophy Properties, LLC	Nebraska	100% of Units
VI.		Subsidiary which is 99.9% owned by CRLP, LLC and 0.1% owned by Cabela’s Retail GP, LLC.:
	A.	Cabela’s Retail TX, L.P.	Nebraska	100% of Units
VII.		Subsidiary which is 100% owned by World’s Foremost Bank:
	A.	WFB Funding Corporation	Nebraska	100% of Shares
	B.	WFB TI Funding I Corporation	Nebraska	100% of Shares
VIII.		Subsidiary which is 60% owned by World’s Foremost Bank and 40% owned by WFB Funding Corporation:
	A.	WFB Funding, LLC	Nebraska	100% of Units
IX.		Subsidiary which is 60% owned by World’s Foremost Bank and 40% owned by WFB TI Funding I Corporation:
	A.	WFB TI Funding, LLC	Nebraska	100% of Units

5.4-2

OFFICERS OF CABELA’S INCORPORATED AND ITS SUBSIDIARIES

CABELA’S INCORPORATED
Officers		Directors
Richard N. Cabela	Chairman of the Board	Richard N. Cabela
James W. Cabela	Vice Chairman of the Board	James W. Cabela
Dennis Highby	President and CEO	Dennis Highby
Michael Callahan	Senior Vice President	Michael R. McCarthy
Patrick A. Snyder	Senior Vice President	Reuben Mark
Brian J. Linneman	Senior Vice President and COO	John Gottschalk
Ralph w. Castner	Vice President and CFO	Theodore M. Armstrong
Nick Wilson	Vice President	Stephen P. Murray
Angelo Sakis	Vice President	Gerald E. Matzke (emeritus
director)
Joe Friebe	Vice President
Ron Spath	Vice President
Roger Verhulst	Vice President
Tom Rosdail	Vice President
Doug Zingula	Vice President
Charles Baldwin	Vice President
Chuck Denny	Vice President
Michael Copeland	Vice President
Brent LaSure	Assistant Secretary

CABELA’S CATALOG, INC.
Officers		Directors
Dennis Highby	President	Dennis Highby
Patrick A. Snyder	Vice President	Patrick A. Snyder
Ron Spath	Vice President	Ron Spath
Tom Rosdail	Vice President	Tom Rosdail
Ryan Watchorn	Vice President
Ralph W. Castner	Secretary and Treasurer

CABELAS.COM, INC.
Officers		Directors
Dennis Highby	President	Dennis Highby
Patrick A. Snyder	Senior Vice President	Patrick A. Snyder
Brian J. Linneman	Vice President	Brian J. Linneman
Ralph W. Castner	Secretary and Treasurer

CABELA’S MARKETING AND BRAND MANAGEMENT, INC.
Officers		Directors
Dennis Highby	President	Dennis Highby
Patrick A. Snyder	Senior Vice President	Patrick A. Snyder

5.4-3

Tom Rosdail	Vice President	Tom Rosdail
Ev Terrell	Vice President	Ralph W. Castner
Pat Hudak	Vice President
Ralph W. Castner	Vice President, Secretary and
Treasurer

CABELA’S OUTDOOR ADVENTURES, INC.
Officers		Directors
Dennis Highby	President	Dennis Highby
Michael Callahan	Senior Vice President	Michael Callahan
Gregg Severinson	Vice President	Gregg Severinson
Ed Beattie	Vice President
Ralph W. Castner	Secretary and Treasurer

CABELA’S RETAIL, INC.
Officers		Directors
Dennis Highby	President	Dennis Highby
Michael Callahan	Senior Vice President	Michael Callahan
Brian J. Linneman	Vice President
Tim Holland	Vice President
Mark Nienhueser	Vice President
Ralph W. Castner	Secretary and Treasurer

CABELA’S VENTURES, INC.
Officers		Directors
Michael Callahan	President	Michael Callahan
Dennis Highby	Vice President	Dennis Highby
Kevin Rhodes	Vice President	Kevin Rhodes
Ralph W. Castner	Secretary and Treasurer

CABELA’S WHOLESALE, INC.
Officers		Directors
Dennis Highby	President	Dennis Highby
Patrick A. Snyder	Senior Vice President	Patrick A. Snyder
Nick Wilson	Vice President	Nick Wilson
Angelo Sakis	Vice President	Angelo Sakis
Brian J. Linneman	Vice President
Ralph W. Castner	Secretary and Treasurer

LEGACY TRADING COMPANY
Officers		Directors
Dennis Highby	President	Dennis Highby
Fred Neal	Vice President	Fred Neal
Ralph W. Castner	Secretary and Treasurer	Ralph W. Castner

5.4-4

VAN DYKE SUPPLY COMPANY, INC.
Officers		Directors
Kim Norton	President	Dennis Highby
Dennis Highby	Vice President	Ralph W. Castner
Mike Wieser	Vice President	Kim Norton
Fred Neal	Vice President	Mike Wieser
Ryan Watchorn	Vice President	Fred Neal
Gregg Severinson	Vice President	Ryan Watchorn
Jeff Jung	Secretary and Treasurer

CABELA’S LODGING, LLC
Officers		Governors (Board of Governors)
Michael Callahan	President and Manager	Michael Callahan
Dennis Highby	Vice President and Manager	Dennis Highby
Kevin Rhodes	Vice President and Manager	Kevin Rhodes
Ralph W. Castner	Secretary and Treasurer

CABELA’S RETAIL GP, LLC
Officers		Managers (Management
Committee)
Dennis Highby	President	Dennis Highby
Michael Callahan	Senior Vice President	Michael Callahan
Brian J. Linneman	Vice President
Tim Holland	Vice President
Mark Nienhueser	Vice President
Ralph W. Castner	Secretary and Treasurer

CABELA’S RETAIL LA, LLC
Officers		Managers (Management
Committee)
Dennis Highby	President	Dennis Highby
Michael Callahan	Senior Vice President	Michael Callahan
Brian J. Linneman	Vice President
Tim Holland	Vice President
Mark Nienhueser	Vice President
Ralph W. Castner	Secretary and Treasurer

CABELA’S RETAIL TX, L.P.
General Partner	Limited Partner
Cabela’s Retail GP,	CRLP, LLC
LLC

CABELA’S TROPHY PROPERTIES, LLC
Officers		Governors (Board of Governors)
Michael Callahan	President and Manager	Dennis Highby

5.4-5

Gregg Severinson	Vice President and Manager	Michael Callahan
Ralph W. Castner	Secretary and Treasurer	Gregg Severinson

CRLP, LLC
Officers		Managers (Management
Committee)
Dennis Highby	President	Dennis Highby
Michael Callahan	Senior Vice President	Michael Callahan
Brian J. Linneman	Vice President
Tim Holland	Vice President
Mark Nienhueser	Vice President
Ralph W. Castner	Secretary and Treasurer

ORIGINAL CREATIONS, LLC
Officers		Governors (Board of Governors)
Dennis Highby	President and Manager	Dennis Highby
Mike Wieser	Vice President and Manager	Mike Wieser
Ryan Watchorn	Vice President and Manager	Ryan Watchorn
Ralph W. Castner	Secretary and Treasurer

THREE CORNERS, L.L.C.
Officers
Thomas J. Schrade	President
Kevin Rhodes	Secretary and Treasurer

WILD WINGS, LLC
Officers		Governors (Board of Governors)
Dennis Highby	President and Manager	Doug Zingula
Randy Eggenberger	Vice President and Manager	Sean Baker
Doug Zingula	Vice President and Manager	Roger Verhulst
Sean Baker	Vice President and Manager	Bryan Stave
Ralph W. Castner	Secretary and Treasurer

WORLD’S FOREMOST BANK
Officers		Directors
Joe Friebe	President & Chief Executive Officer	Ralph W. Castner, Chairman
Kevin Werts	CFO, CMO & Treasurer	Dennis Highby
Sue Saathoff	Senior Vice President	Thomas M. Boatman
Sherry Hartwig	Vice President	James W. Cabela
Michael Holzfaster	Vice President	Michael R. McCarthy
Scott Wanetka	Vice President	Orrin A. Wilson
Cindy Fulton-Serrano	Vice President & Cashier	Joe Friebe
Doug Huss	Vice President	Theodore M. Armstrong

5.4-6

Brent LaSure	Secretary	Greg Stine

WFB FUNDING CORPORATION
Officers		Directors
Joe Friebe	President	Joe Friebe
Kevin Werts	Secretary and Treasurer	Kevin Werts
Frank B. Bilotta
Timothy O’Connor

WFB FUNDING, LLC
Managing Member
WFB Funding
Corporation

CABELA’S RETAIL MO,
LLC
Officers		Managers (Management
Committee)
Dennis Highby	President	Dennis Highby
Michael Callahan	Senior Vice President	Michael Callahan
Brian J. Linneman	Vice President
Tim Holland	Vice President
Mark Nienhueser	Vice President
Ralph W. Castner	Secretary and Treasurer

CABELA’S RETAIL IL,
INC.
Officers		Directors
Dennis Highby	President	Dennis Highby
Michael Callahan	Senior Vice President	Michael Callahan
Brian J. Linneman	Vice President
Tim Holland	Vice President
Mark Nienhueser	Vice President
Ralph Castner	Secretary and Treasurer

CABELA’S RETAIL
CANADA INC.
Officers		Directors
Dennis Highby	President	Dennis Highby
Michael Callahan	Senior Vice President	Michael Callahan
Pat Snyder	Vice President	Pat Snyder
Ralph Castner	Secretary and Treasurer	Ralph Castner

5.4-7

FINANCIALS

1.	10-Q filed on November 5, 2007 for the Third Quarter of 2007.

2.	10-Q filed on August 6, 2007 for the Second Quarter of 2007.

3.	10-Q filed on May 4, 2007 for the First Quarter of 2007.

4.	10-K filed on February 27, 2007 for Calendar Year 2006.

SCHEDULE 5.5
(to Second Supplement)

EXISTING DEBT

A. FINANCING STATEMENTS

B. CONTINGENT LIABILITIES

     1. Under Sections 2.2.2 and 2.2.3 of the Specific Venture Agreement dated November 2, 2001 (the “Agreement”) between Cabela’s Retail, Inc. (“CRI”) and the Unified Government of Wyandotte County/Kansas City Kansas (“UG”), as amended by that certain First Amendment to Specific Venture Agreement dated February 7, 2003, Second Amendment to Specific Venture Agreement dated May 25, 2004, and Third Amendment to Specific Venture Agreement dated July 1, 2005, in connection with the development of the Kansas City retail store, the UG has a reversionary interest in the Pad Sites (as defined in the Agreement) and can exercise said reversionary interest rights in the event that construction is not commenced on any or all of the Pad Sites within seven (7) years and six (6) months of the Grand Boulevard Completion Date (as defined in the Agreement). Said reversionary rights are also set forth in that certain Special Warranty Deed dated November 2, 2001 from the UG (as Grantor) to CRI (as Grantee). As of December 19, 2005, all of the Pad Sites have been sold by CRI, but Lots 2 and 5 are still under development by their respective owners. In addition, if at any time after seven (7) years and six (6) months of the Grand Completion Date, CRI ceases to operate the Retail Store (as defined in the Agreement) in a dignified quality manner or abandons the Retail Store, the UG has the option to purchase the Retail Store for fair market value. Finally, CRI must obtain the approval of the UG to transfer the Specific Venture (as defined in the Agreement) unless the transfer is part of a sale of the assets of CRI and its affiliates to a transferee that is a recognized high quality retailer similar in size and ability to generate sales as CRI with a net worth at least equal to CRI and its affiliates who unconditionally assumes CRI’s obligations under the Agreement.

     2. Cabela’s Incorporated (“Cabela’s”) has entered into Development Agreements with the City of Prairie du Chien, Wisconsin (“PDC”) from 1997 to 2001 under which PDC has provided tax increment financing in the total sum of $8,104,700 in connection with the retail store and distribution facility in PDC. Cabela’s has purchased $5,104,700 of the bonds issued pursuant to said Development Agreements, and the purchased bonds were subsequently retired in 2006. In the event that the real estate tax revenues are insufficient to pay the annual debt service required under the bonds, Cabela’s has agreed to advance PDC the sums necessary to pay any shortfall.

     3. Under a Development Agreement dated April 8, 1997 between the Economic Development Authority of the City of Owatonna, Minnesota (“City”), County of Steele (“County”) and Three Corners, L.L.C., if the City contributions and County contributions are less than the amount necessary to pay the current amount due under the current special assessments due in connection with the development of the infrastructure of the project, CRI is obligated, under an Assignment and Assumption Agreement dated June 25, 1998, to pay any shortfalls with respect to the Cabela’s Subproject.

SCHEDULE 5.15
(to Second Supplement)

     4. Cabela’s has entered into a Visa U.S.A., Inc. Non-Financial Institution Guaranty under which Cabela’s guaranties any settlement obligations of WFB to VISA.

     5. CRI and Utah County, Utah (“County”) entered into that certain County Nature Museum Purchase and Development Agreement (Utah County, Utah) dated October 12, 2004 (the “Agreement”), whereby CRI agreed to build a Cabela’s retail store and employ a certain number of full-time equivalent employees in Lehi, Utah by June 30, 2006. The store opened on August 25, 2005. If CRI does not keep the store open for a period of five (5) years, CRI is obligated to pay $200,000 to the County for each year that the retail store is closed prior to its fifth anniversary. If CRI does not attain the employee level described above, the County may have a cause of action under Utah law.

     6. CRI and Lehi City, Utah County, Utah (“City”) entered into that certain Development Agreement (Lehi City, Utah) on October 12, 2004 (the “Agreement”), whereby CRI agreed to build a Cabela’s retail store and employ a certain number of full-time equivalent employees in Lehi by June 30, 2006. If CRI does not attain the specified employee levels, the City may have a cause of action under Utah law.

     7. CRI, Coor’s and The City of Wheat Ridge, a Colorado municipal corporation (“City”) entered into that certain Annexation and Development Agreement dated December 20, 2004, as amended (the “Agreement”), whereby CRI agreed to build a Cabela’s retail store and employ a certain number of full-time equivalent employees in the City by September 30, 2006. If CRI does not open the store by September 30, 2006 or attain the specified employee levels, the City may have a cause of action in accordance with Colorado law. The Agreement has been amended to extend the store opening date until June 2008.

     8. CRI, the City of Fort Worth, Texas, Terrant County, Texas, and the Lone Star Local Government Corporation entered into that certain Master Economic Development Agreement dated effective as of July 1, 2004 (the “Agreement”), as amended, which was later assigned from CRI to Cabela’s Retail TX, LLC, a Nebraska limited liability company (“Cabela’s Retail TX”), whereby Cabela’s Retail TX agreed to build a Cabela’s retail store and: (i) employ sixty (60) full-time equivalent employees that are Fort Worth Residents (as defined in the Agreement) and at least ten (10) full-time equivalent employees that are Central City Residents (as defined in the Agreement) by December 31, 2006; (ii) spend up to $50,000,000 on construction of the retail store, with $8,500,000 of the Construction Costs (as defined in the Agreement) spent with Fort Worth Companies (as defined in the Agreement) and $2,500,000 of the Construction Costs spent with contractors that are Certified M/WBEs (as defined in the Agreement); and (iii) spend at least $15,000 with Fort Worth Companies for supplies and services on an annual basis and spend at least $5,000 for supplies and services with Certified M/WBEs on an annual basis. In the event that Cabela’s Retail TX does not meet its construction spending goals, employment goals, or supply and service goals as described above, Article 11 of the Agreement outlines certain amounts which would be assessed against Cabela’s Retail TX or which would result in a deduction from the various municipalities’ obligations to provide economic incentives to Cabela’s Retail TX.

5.15-2
(to Second Supplement)

     9. CRI, the City of Buda, Texas, Hays County, Texas, the City of Buda 4B Corporation and the Dupre Local Government Corporation entered into that certain Master Economic Development Agreement dated on or about May 14, 2004 (the “Agreement”), which was later assigned from CRI to Cabela’s Retail TX, whereby Cabela’s Retail TX agreed to build a Cabela’s retail store and employ a certain number of full-time equivalent employees. In the event that Cabela’s Retail TX does not obtain the employment level set forth in the Agreement, Cabela’s Retail TX shall reimburse to the applicable Governmental Unit (as defined in the Agreement) an amount equal to $5,000 per each full-time equivalent job below the number required.

     10. In six (6) of the Cabela’s retail store locations (SD, KS, PA, TX – 2, and UT), Cabela’s has declared a condominium on their building for purposes of separating out a portion of the retail store as a public museum. By doing so, Cabela’s has been able to obtain certain financing (normally in the form of bonds) and, in exchange for the financing, Cabela’s has deeded the museum to the local municipality that issued bonds. During the time when the municipality owns the museum, Cabela’s manages the museum in exchange for certain management fees that accrue. Cabela’s generally has an obligation in each of these locations to repurchase the museum back from the municipal owner after the bonds are paid off or otherwise expire in accordance with their terms. The purchase price for the museum is usually based upon fair market value at the time of the sale, and Cabela’s is to receive a credit against the purchase price in the amount of any accrued management fees. In the event that the accrued management fees do not match or exceed the price of the museum at the time the repurchase occurs, Cabela’s would be required to pay an amount equal to the difference between (i) the purchase price for the museum and (ii) the accrued management fees. The agreements were structured with the understanding that the accrued management fees would accumulate and pay for the museum at the time of the repurchase, but there is no way of knowing what the fair market value for the museums will be in the future and whether the accrued management fees will be enough to cover the costs for the museums.

     11. Cabela’s has received the following additional grant commitments, which are contingent upon the satisfaction of conditions specified in the respective grant agreements:

DESCRIPTION	AMOUNT (AS OF
9/29/2007)
Mitchell Bonds	3,695,000
Sidney Construction Grant II	1,000,000
Sidney Construction Grant III	1,000,000
Woonsocket Site Improvements	500,000
East Grand Forks	1,737,037
Hamburg PA	890,000

5.15-3
(to Second Supplement)

DESCRIPTION	AMOUNT (AS OF
9/29/2007)
North Platte	11,408
Grand Island	10,000
PDC 1996	2,025,000
PDC 1997	450,000
Owatonna	1,111,133
Texas Enterprise Fund	206,372
Sidney CDBG – Alco Grant	250,000
Sidney Construction Grant IV (Boat	200,000
addition / airplane purchase)
Sidney Alco Building Construction	250,000
Grant
Total	13,335,950

     12. Cabela’s and each other Borrower under the Credit Agreement will guarantee the obligations of Cabela’s Retail Canada Inc., a corporation governed by the laws of Nova Scotia, a wholly-owned subsidiary of Cabela’s, to U.S. Bank National Association, operating through its Canadian Branch, in an amount up to Cdn$15,000,000.

     13. CRI has entered into a Development Agreement with the city of Rogers, Minnesota dated February 10, 2005 for financial incentives in an amount not to exceed $3,500,000 in the form of proceeds from an existing TIF district as well as real estate tax abatement. In return for the incentives, CRI is obligated to create and maintain 200 full time jobs at the project within two years of completion of the retail store. In the event that the job creation goals are not met, CRI is required to relinquish a pro rata portion of the incentives.

     14. CRI has entered into a Development Agreement with Washington County, WI, dated November 22, 2005 in which approximately $4,000,000 in bonds will be issued to reimburse CRI for the cost of constructing and equipping public improvements within the project. In return, CRI is obligated to construct and open the retail store and operate the retail store continuously for at least five (5) years. In addition, in the event that annual gross sales from the retail store are insufficient to generate county sales tax revenues equal to the annual debt service on the bonds, CRI will pay any such shortfall. Further, in return for a grant in the amount of $750,000 from the Wisconsin Department of Commerce for infrastructure, CRI has agreed to create a total of 180 full time jobs within one year of the date the retail store opens to the public. The grant would have to be returned if the requisite jobs are not created.

5.15-4
(to Second Supplement)

     15. CRI has entered into a Development Agreement dated September 1, 2005 and a Ground Lease dated December 1, 2005, both with the City of Glendale, Arizona, which provides for up to $10,000,000 in bond proceeds for the acquisition of the property and completion of site work. In return, CRI has agreed to construct a 165,000 sq. ft. retail store and operate it at the site for a period of 20 years, as well as creating at least 375 full and part time jobs at the retail store. The land has been sold to the City of Glendale and will be leased back pursuant to the Ground Lease. Should CRI close the retail store prior to the end of the 20 year period or otherwise default on its obligations, CRI will be obligated to pay to the City an amount sufficient to defease the bonds.

     16. The Industrial Development Authority of the City of Hazelwood, Missouri sold certain bonds in the amount of $5,000,000 to UMB Bank for purposes of obtaining bond proceeds utilized to benefit CRI’s construction of a retail store in Hazelwood, Missouri. CRI has entered into certain agreements with the City of Hazelwood which provides that CRI will maintain sales of at least $50,000,000 per year and also maintain certain employee thresholds. In the event that CRI generates less than $50,000,000 in sales each year, CRI shall pay the City an amount equal to the sales tax revenues which the City would have otherwise obtained if sales had reached $50,000,000. This sales tax guarantee essentially allows the City the guarantee payment of the bonds. Additionally, in the event that certain employment numbers are not maintained, there is a formula for CRI to reimburse the City for each employee below the threshold during the first five (5) years.

     17. CRI is constructing a new retail store in East Hartford, Connecticut. The State of Connecticut has issued General Fund Obligation Bonds in the amount of $9,825,000 in order to provide a grant to CRI in the amount of $9,700,071.79 for development of the retail destination store. CRI has guaranteed that sales tax generated from the new store will support the payment of the Bonds. In the event of any shortfall, Cabela’s is required to guarantee such payments by July 1 of each year.

     18. Cabela’s Retail LA, LLC entered into certain development agreements with the Industrial Development Board of the City of Gonzales, Louisiana, Inc. (the “Issuer”), which resulted in the Issuer issuing $49,850,000 of Series 2007 Bonds on May 31, 2007. The Bonds were issued as part of the Cooperative Endeavor Agreement (“Agreement”), dated September 14, 2006, entered into by and among Cabela’s Retail Louisiana, LLC, Issuer and certain other parties. In accordance with Section 2.07 of the Agreement, Cabela’s must maintain certain employment levels. In the event that such employment levels are not maintained, Cabela’s will waive receiving certain payments on the Bonds. Similarly, there are certain operational covenants set forth in Section 2.08 of the Agreement. As part of obtaining the benefit of the bond proceeds, Cabela’s transferred title to the retail store to the Issuer and entered into a Lease Agreement, whereby Cabela’s shall have the right to repurchase the retail store in accordance with certain repurchase requirements similar to those set forth in Item #10 above.

C. UNSECURED REVOLVING CREDIT FACILITY

     Unsecured revolving credit facility under that certain Second Amended and Restated Credit Agreement, dated July 15, 2005, by and between Cabela’s Incorporated, Cabela’s Retail, Inc., Van Dyke Supply Company, Inc., Cabela’s Ventures, Inc., Cabela’s Outdoor Adventures, Inc., Cabela’s Catalog, Inc., Cabela’s Wholesale, Inc., Cabela’s Marketing and Brand Management, Inc., Cabelas.com, Inc., Wild Wings, LLC, Cabela’s Lodging, LLC, Cabela’s Retail LA, LLC, Cabela’s Trophy Properties, LLC, Original Creations, LLC, Cabela’s Retail TX, L.P., Cabela’s Retail GP, LLC, CRLP, LLC, Legacy Trading Company (pursuant to a Joinder Agreement dated on or about February 22, 2006) and Cabela’s Retail MO, LLC (pursuant to a Joinder Agreement dated on or about February 22, 2006) (collectively, the “Borrowers”) and LaSalle Bank National Association, Wachovia Bank, Comerica Bank, Wells Fargo Bank, JP Morgan Chase Bank, Sovereign Bank and U.S. Bank National Association. On December 30, 2006 there was $0 outstanding on the line of credit, $41,256,586.00 outstanding on letters of credit, and $13,325,387.00 standby letters of credit.

5.15-5
(to Second Supplement)

D. 1995 SENIOR NOTES

     Notes issued under Note Agreements, dated January 1, 1995, from the Borrowers to United of Omaha Life Insurance Company, Companion Life Insurance Company and Mutual of Omaha Insurance Company, as amended by that certain Amendment No. 1 to Note Agreements dated as of June 30, 1997, as amended by that certain Amendment No. 2 to Note Agreements dated as of September 1, 2000, as amended by that certain Amendment No. 3 to Note Agreements dated as of October 9, 2001, as amended by that certain Amendment No. 4 to Note Agreements dated as of September 5, 2002, as amended by that certain Amendment No. 5 to Note Agreements dated as of May 5, 2004, and as amended by that certain Amendment No. 6 to Note Agreements dated as of February 27, 2006.

E. 2002 SENIOR NOTES

     Notes issued under Note Agreements, dated September 5, 2002, as amended, from the Borrowers to Jackson National Life Insurance Company, Jackson National Life Insurance Company of New York, The Prudential Assurance Company Limited, AIG SunAmerica Life Assurance Company, First SunAmerica Life Insurance Company, General Electric Capital Assurance Company, GE Life and Annuity Assurance Company, Teachers Insurance and Annuity Association of America, TIAA-CREF Life Insurance Company, Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company, Provident Mutual Life Insurance Company, Pacific Life Insurance Company, Massachusetts Mutual Life Insurance Company, C.M. Life Insurance Company, MassMutual Asia Limited, and Principal Life Insurance Company.

F. OTHER LIENS

     1. Under the Note Purchase Agreements dated January 1, 1995 between certain of the Borrowers and United of Omaha Life Insurance Company, Companion Life Insurance Company and Mutual of Omaha Life Insurance Company, as amended by Amendment No. 1 to Note Agreements dated June 30, 1997, as amended by Amendment No. 2 to Note Agreements dated September 1, 2000, as amended by Amendment No. 3 to Note Agreements dated as of October 9, 2001, as amended by Amendment No. 4 to Note Agreements dated as of September 5, 2002, as amended by Amendment No. 5 to Note Agreements dated as of May 5, 2004, and as amended by that certain Amendment No. 6 to Note Agreements dated as of February 27, 2006, Cabela’s has agreed to restrictions on granting Liens on the assets of Cabela’s and its Restricted Subsidiaries.

     5.15-6
(to Second Supplement)

     2. As part of an agreement to issue $5,000,000.00 in Sales Tax Bonds (the “Bonds”) from the City of Mitchell, South Dakota, a South Dakota municipality (“Mitchell”), Cabela’s Retail, Inc. (“CRI”) entered into an Operating Agreement dated November 1, 1999, with Mitchell and The City of Mitchell Public Museum Board whereby CRI agreed to pay Mitchell a “Shortfall Fee” in an amount equal to the difference between (i) the annual debt service on the Bonds, and (ii) the actual sales tax collections attributable to CRI’s retail center in Mitchell, South Dakota. In addition, CRI is obligated to make payment to the City in such amounts and at such times as necessary to enable the City to prepay the second lien bonds to reduce the outstanding principal amount of the second lien bonds to $4,000,000 if the City determines that it needs extra sales tax bond borrowing capacity at any time prior to April 1, 2006. To the extent that future sales tax collections are greater than the annual debt service requirement, the Agreement provides that one-half of the excess will be available to reimburse CRI for previous Shortfall Fees. To secure CRI’s performance of its obligations, CRI entered into an Assignment and Pledge of Second Lien and Sales Tax Bonds dated May 10, 2000 pursuant to which the bonds were pledged to a Trustee. One or more of the agreements contain a restriction against granting liens on the collateral covered thereby.

     3. The Specific Venture Agreement dated November 2, 2001, between Cabela’s Retail, Inc. (“CRI”) and the Unified Government of Wyandotte County/Kansas City Kansas, as amended by that certain First Amendment to Specific Venture Agreement dated May 25, 2004, Second Amendment to Specific Venture Agreement dated May 25, 2004, and Third Amendment to Specific Venture Agreement dated July 1, 2005, in connection with the development of the Kansas City retail store which includes a covenant whereby certain real estate adjacent to the retail store will have to be conveyed back to the Unified Government if not developed by a certain date. The Specific Venture Agreement also provides that the Unified Government shall have the option to purchase the Kansas City retail store in the event of certain fundamental breaches by Cabela’s Retail, Inc. and contains a restriction against mortgaging the store property without the prior consent of the Unified Government.

     4. Under the Development Agreement dated November 19, 2003, by and among CRI, the State of West Virginia, the County Commission of Ohio County, West Virginia (the “County”) and the Ohio County Development Authority (the “Authority”), as amended by that certain First Amendment to Development Agreement dated January 10, 2005, the Authority had an option to purchase approximately 15 acres of real estate from CRI for $1.00 if the Authority and County refinanced or otherwise replaced certain Bonds purchased by Cabela’s, whereby the proceeds from said refinancing or replacement would be used to pay off the Cabela’s Bonds in full; provided, however, the Authority’s option to purchase the real estate for $1.00 was supposed to expire on January 10, 2006 if the Cabela’s Bonds were not paid off in full by said date. Cabela’s, the County and the Authority entered into that certain First Supplemental and Amendatory Bond Trust Indenture (Series 2005C and Series 2005D) dated as of December 1, 2005, whereby Cabela’s deeded the 15 acres to the County and the Authority has until June 30, 2007, to redeem all of the Cabela’s Bonds. In the event that all of the Cabela’s Bonds are redeemed prior to July 1, 2007, then Cabela’s shall be deemed to have been paid in full on $3,000,000 of the Series 2005D Bonds. In the event that all of the Cabela’s Bonds are not redeemed prior to July 1, 2007, then the Authority shall be required to also redeem the $3,000,000 of Series 2005D Bonds in accordance with their natural term.** Under a Lease Agreement dated February 5, 2004 between the Ohio County Development Authority and Cabela’s Wholesale, Inc., Cabela’s is obligated to relinquish rights to 21.56 acres of undeveloped and/or unused real property if it is not developed by January 1, 2008. Currently, Cabela’s is in the process of expanding its distribution center on said 21.56 acres. Accordingly, effective as of July 1, 2006, the Ohio County Development Authority and Cabela’s Wholesale, Inc. entered into an Amended and Restated Lease Agreement with Option to Purchase whereby Cabela’s obligation to relinquish rights to the 21.56 acres shall no longer be in effect. ** As of April 23, 2007 all bonds have been fully redeemed.

5.15-7
(to Second Supplement)

     5. Under the Note Purchase Agreement dated as of September 5, 2002, as amended, between certain of the Borrowers and Jackson National Life Insurance Company, Jackson National Life Insurance Company of New York, the Prudential Assurance Company Limited, First Sun-America Life Insurance Company, AIG SunAmerica Life Assurance Company, General Electric Capital Assurance Company, GELife and Annuity Assurance Company, Teachers Insurance and Annuity Association of America, TIAA-CREF Life Insurance Company, Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company, Provident Mutual Life Insurance Company, Pacific Life Insurance Company, Massachusetts Mutual Life Insurance Company, C.M. Life Insurance Company, Mass Mutual Asia Limited and Principal Life Insurance Company, the Borrowers have agreed to restrictions on granting Liens on the property or assets of the Borrowers and any “Restricted Subsidiary.”

     6. Under the Agreement and Right of First Refusal dated as of October 8, 2004, by and between Traverse Mountain Commercial Investments, LLC, a Utah limited liability company (“Traverse”) and CRI, Traverse has a right of first refusal for seven and one-half (7.5) years from October 8, 2004 on approximately forty (40) acres (“Property”) owned by CRI in the event that CRI ever sells, exchanges or otherwise transfers any portion of the Property. Additionally, under the Traverse Mountain Commercial Investments, LLC Real Estate Option Agreement dated October 8, 2004, by and between Traverse and CRI, Traverse has the option to purchase the Property from CRI in the event that CRI fails to construct a retail store by October 8, 2006 or fails to keep a Cabela’s retail store open for any ninety (90) consecutive days from October 8, 2007 until seven and one-half (7.5) years after October 8, 2004.

     7. Under the Real Estate Purchase and Sale Agreement dated July 6, 2004, as amended by that certain Amendment No. 1 to Real Estate Purchase and Sale Agreement dated December 1, 2004, by and between CRI and Coor’s Brewing Company, a Colorado corporation (“Coors”), Coors has certain rights to repurchase certain portions of the approximately eighty (80) acres that CRI purchased from Coors in the event that CRI has not maintained a Cabela’s retail store open for business under certain conditions for (i) five (5) years after the Completion Date of the retail store and (ii) ten (10) years after the Completion Date of the retail store, all in accordance with Section 8.12 of said Agreement.

5.15-8
(to Second Supplement)

     8. Under the Contract of Sale dated March 26, 2004, as amended by that certain First Amendment to Contract for Sale dated June 10, 2004, by and between Cabela’s Retail TX, L.P. (“Cabela’s”) and AIL Investment L.P., a Texas limited partnership (“AIL”), and in accordance with Exhibit “D” to that certain Special Warranty Deed given by AIL to Cabela’s on June 10, 2004, AIL retains certain rights to purchase approximately fifty (50) acres of land from Cabela’s for a period of ten (10) years after recording of the Deed in the event that Cabela’s ever receives a bona fide offer to sell said property.

     9. Pursuant to the Real Estate Purchase between CRI and Citation Land Company, LLC, doing business in Arizona as Zanjero Boulevard Land Company, LLC, dated July 28, 2005, Citation retained an exclusive option to repurchase an out-parcel containing approximately 1.6 acres for a period of eighteen (18) months from the closing of the sale to CRI. The repurchase option expires March 10, 2007.

     10. Pursuant to the Repurchase Option Agreement between CRI and The Pointe, LLC, a Delaware Limited Liability Company, dated November 15, 2006, The Pointe, LLC retained an exclusive option to repurchase certain out-parcels containing approximately 9.747 acres for a period of twenty-four (24) months after the opening of the Cabela’s retail store in Post Falls, Idaho. The repurchase option expires November 9, 2009.

G. OTHER EXISTING DEBT

AMOUNT AT BOOK VALUE
OBLIGATION:	(AS OF 9/29/2007)
Notes Payable – MOO	$2,032,545
Notes Payable – SPP Capital	$50,000,000
Bond Payable – SHQ	$291,849
Lincoln Econ Development Loans	$0
Assessment Payable – Owatonna	$1,111,133
Bond Payable – PDC 1996	$2,025,000
Bond Payable – PDC 1997	$450,000
Notes Payable – Employee	$0
Capital Lease – Wheeling, WV	$13,948,326
as amended and restated 2005 – effective 7/01/06
Notes Payable – SPP Capital	$215,000,000
Notes Payable – SPP Capital	$60,000,000
Canada Revolver	$9,333,333
LOC US Bank	$195,000,000

5.15-9
(to Second Supplement)

[FORM OF SERIES 2008-A NOTE]

CABELA’S INCORPORATED
CABELA’S CATALOG, INC.
CABELA’S RETAIL, INC.
CABELA’S OUTDOOR ADVENTURES, INC.
CABELAS.COM, INC.
CABELA’S WHOLESALE, INC.
CABELA’S VENTURES, INC.
WILD WINGS, LLC
CABELA’S LODGING, LLC
VAN DYKE SUPPLY COMPANY, INC.
CABELA’S MARKETING AND BRAND MANAGEMENT, INC.
CABELA’S RETAIL LA, LLC
CABELA’S TROPHY PROPERTIES, LLC
ORIGINAL CREATIONS, LLC
CABELA’S RETAIL TX, L.P.
CABELA’S RETAIL GP, LLC
LEGACY TRADING COMPANY
CRLP, LLC
CABELA’S RETAIL MO, LLC
CABELA’S RETAIL IL, INC.

7.20% SENIOR NOTE, SERIES 2008-A DUE JANUARY 16, 2018

No. RA [_____]	[Date]
$[____________]	PPN 12681# AC1

     FOR VALUE RECEIVED, the undersigned, Cabela’s Incorporated (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, and the Subsidiaries of the Company consisting of (i) Cabela’s Catalog, Inc., (ii) Cabela’s Retail, Inc., (iii) Cabela’s Outdoor Adventures, Inc., (iv) Cabelas.com, Inc., (v) Cabela’s Wholesale, Inc., (vi) Cabela’s Ventures, Inc., (vii) Wild Wings, LLC, (viii) Cabela’s Lodging, LLC, (ix) Van Dyke Supply Company, Inc., (x) Cabela’s Marketing and Brand Management, Inc., (xi) Cabela’s Retail LA, LLC, (xii) Cabela’s Trophy Properties, LLC, (xiii) Original Creations, LLC, (xiv) Cabela’s Retail TX, L.P., (xv) Cabela’s Retail GP, LLC, (xvi) Legacy Trading Company, (xvii) CRLP, LLC, (xviii) Cabela’s Retail MO, LLC, and (xix) Cabela’s Retail IL, Inc. (the Subsidiaries together with the Company being herein referred to collectively as the “Obligors”) hereby jointly and severally promise to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on January 16, 2018, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.20% per annum from the date hereof, payable semi-annually, on the 16th day of January and July in each year, commencing with the January or July next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Second Supplement referred to below), payable semi-annually, as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.20% or (ii) 2% over the rate of interest publicly announced by US Bank, N.A. from time to time in Lincoln, Nebraska as its “base” or “prime” rate.

EXHIBIT 1
(to Second Supplement)

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at US Bank, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

     This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to that certain Second Supplement dated as of January 16, 2008 to Note Purchase Agreements, dated as of February 27, 2006 (as from time to time amended and supplemented, the “Second Supplement”), between the Obligors and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement (as defined in the Second Supplement) and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreement (as defined in the Second Supplement).

     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Obligors may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Obligors will not be affected by any notice to the contrary.

     This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Second Supplement, but not otherwise.

     If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

E-1-2
(to Second Supplement)

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Nebraska excluding choice-of-law principles of law of such State that would require the application of the laws of a jurisdiction other than such State.

CABELA’S INCORPORATED
CABELA’S CATALOG, INC.
CABELA’S RETAIL, INC.
CABELA’S OUTDOOR ADVENTURES, INC.
CABELAS.COM, INC.
CABELA’S WHOLESALE, INC.
CABELA’S VENTURES, INC.
WILD WINGS, LLC
CABELA’S LODGING, LLC
CABELA’S MARKETING AND BRAND
MANAGEMENT, INC.
CABELA’S RETAIL LA, LLC
ORIGINAL CREATIONS, LLC
CABELA’S TROPHY PROPERTIES, LLC
CABELA’S RETAIL GP, LLC
LEGACY TRADING COMPANY
CRLP, LLC
CABELA’S RETAIL MO, LLC
CABELA’S RETAIL IL, INC.

By:
Name: Ralph W. Castner
Title: Vice President, CFO, Secretary or
Treasurer

CABELA’S RETAIL TX, L.P.

By: Cabela’s Retail GP, LLC
Its: General Partner

By:
Name: Ralph W. Castner
Title: Secretary and Treasurer

VAN DYKE SUPPLY COMPANY, INC.

By:
Name: Jeff Jung
Title: Secretary and Treasurer

E-1-3
(to Second Supplement)